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                                  EXHIBIT 12(B)

                         THE CHASE MANHATTAN CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                          (IN MILLIONS, EXCEPT RATIOS)


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
                                                                                    Six months Ended
                                                                                     June 30, 1999
                                                                                     -------------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes                                                               $ 3,978
                                                                                         -------
Fixed charges:
      Interest expense                                                                     2,395
      One third of rents, net of income from subleases (a)                                    67
                                                                                         -------
Total fixed charges                                                                        2,462

Less:  Equity in undistributed income of affiliates                                          (62)
                                                                                         -------

Earnings before taxes and fixed charges, excluding capitalized interest                  $ 6,378
                                                                                         =======

Fixed charges, as above                                                                  $ 2,462

Preferred stock dividends                                                                     36
                                                                                         -------

Fixed charges including preferred stock dividends                                        $ 2,498
                                                                                         =======

Ratio of earnings to fixed charges and
      preferred stock dividend requirements                                                 2.55
                                                                                         =======

INCLUDING INTEREST ON DEPOSITS
Fixed charges including preferred stock dividends, as above                              $ 2,498

Add:  Interest on deposits                                                                 3,156
                                                                                         -------

Total fixed charges including preferred stock
   dividends and interest on deposits                                                    $ 5,654
                                                                                         =======

Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                              $ 6,378

Add:  Interest on deposits                                                                 3,156
                                                                                         -------

Total earnings before taxes, fixed charges, and interest on deposits                     $ 9,534
                                                                                         =======

Ratio of earnings to fixed charges
      and preferred stock dividend requirements                                             1.69
                                                                                         =======
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(a) The proportion deemed representative of the interest factor.

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